Exhibit 10.6

AMENDMENT 1 TO
WAIVER AND STANDBY PURCHASE AGREEMENT

This AMENDMENT 1, dated as of August 8, 2006, amends that certain Waiver and Standby Purchase Agreement (the “Waiver Agreement”) dated as of March 21, 2006, by and among Hallmark Cards, Incorporated, a Missouri corporation (“Hallmark”), HC Crown Corp., a Delaware corporation, Hallmark Entertainment Holdings, Inc., a Delaware corporation (“collectively, together with Hallmark the “Hallmark Lenders”) and Crown Media Holdings, Inc., a Delaware corporation, Crown Media United States, LLC, a Delaware limited liability company, and the subsidiaries of Crown Holdings listed as Guarantors on the Credit Facility (collectively, the “Borrowers”).

WHEREAS, the Borrowers have requested that the Hallmark Lenders extend the automatic Waiver Termination Date; and

WHEREAS, the Hallmark Lenders are willing to extend the automatic Waiver Termination Date on the terms and subject to the conditions set forth in this Amendment 1;

NOW, THEREFORE, in consideration for the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.      Section 2(c).  Section 2(c) — Waiver Termination Date shall be amended by replacing the first sentence with the following:

This Waiver shall terminate automatically on August 15, 2007, unless terminated earlier as set forth herein and such date of actual termination shall be the “Waiver Termination Date.”

2.      Representations and Warranties.  Each Borrower hereby jointly and severally represents and warrants to each Hallmark Lender that after giving effect to this Amendment 1 that all the representations and warranties contained in the Waiver Agreement are true and correct as of the date hereof in all material respects as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representation or warranty specifically relates to an earlier date.)

3.      Release of Claims and Waiver.  Each Borrower hereby releases, remits, acquits and forever discharges each Hallmark Lender and each Hallmark Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any manner or things done, which were omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and which also in any way directly or indirectly arise out of or were in any way connected to the Released

Parties’ capacity as the beneficiary of an obligation of one or more of the Borrowers under this Agreement, the Subject Obligations and/or any other Loan Document heretofore executed, including claims relating to ‘lender liability’ (all of the foregoing hereinafter called the “Released Matters”).  The Borrowers acknowledge that the Hallmark Lenders’ agreement to waive contained in Section 2 of the Waiver Agreement, the Hallmark Lenders’ agreement to extend the automatic Waiver Termination Date pursuant to this Amendment 1, and Hallmark’s agreement to purchase the outstanding Indebtedness and the Bank Lenders’ other interests under the Credit Facility contained in Section 3 of the Waiver Agreement are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Each Borrower represents and warrants to each Hallmark Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower in any Released matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

4.      Full Force and Effect.  Except to the extent amended herein, the Waiver Agreement shall continue in full force and effect.

5.      Governing Law.  This Amendment 1 shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without regard to the choice of law principles of such State.

6.      Counterparts; Faxed Signatures.  This Amendment 1 may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 1 as of the day and year first above written.

BORROWERS:

CROWN MEDIA HOLDINGS, INC.

By:	/s/ Charles Stanford
Name: Charles Stanford
Title: EVP, General Counsel

CROWN MEDIA UNITED STATES, LLC

By:	/s/ Charles Stanford
Name: Charles Stanford
Title: Vice President

GUARANTORS:

CM INTERMEDIARY, LLC
CITI TEEVEE, LLC
DOONE CITY PICTURES, LLC
WAYZGOOSE CONCERT SERVICES, B.V.
CROWN MEDIA DISTRIBUTION, LLC

By:	/s/ Charles Stanford
Name: Charles Stanford
Title: Vice President

HALLMARK LENDERS:

HALLMARK CARDS, INCORPORATED

By:	/s/ Brian E. Gardner
Name: Brian E. Gardner
Title: Executive Vice President

HC CROWN CORP.

By:	/s/ Brian E. Gardner
Name: Brian E. Gardner
Title: Vice President

HALLMARK ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Brian E. Gardner
Name: Brian E. Gardner
Title: Vice President